Exhibit 23.1

Consent of Independent auditor

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No. 333-232694) and Form S-8 (File No. 333-233480) of Akerna Corp. of our report dated June 11, 2020, relating to the consolidated financial statements of Ample Organics Inc. as of and for the years ended December 31, 2019 and 2018 appearing in this Current Report on Form 8-K of Akerna Corp.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

July 8, 2020